UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    October 1, 2015

NEOGEN CORPORATION

(Exact name of registrant as specified in its charter)

MICHIGAN	0-17988	38-2367843
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

620 Lesher Place Lansing, Michigan	48912
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 517-372-9200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On October 1, 2015, Neogen Corporation (the “Company”) held its 2015 Annual Meeting of Shareholders. At the meeting 34,595,789 of the 37,264,833 shares outstanding and entitled to vote were present and voted. The matters listed below were submitted to a vote of the shareholders though the solicitation of proxies. The proposals are described in detail in the Company’s Proxy Statement dated as of, and filed with Securities and Exchange Commission on, August 28, 2015. The voting results are as follows:

Proposal 1 – Election of Directors

Nominee	For	Withheld

Richard T. Crowder, Ph.D	30,298,359	349,484

A. Charles Fischer	29,338,632	1,309,211

Ronald D. Green, Ph.D	30,306,582	341,261

Proposal 2 – To Approve the Establishment of the Neogen Coproation 2015 Omnibus Incentive Plan

The shareholders approved the establishment of the Neogen Corporation 2015 Omnibus Incentive Plan, as disclosed in the proxy materials.

For	Against	Abstain	Broker Non-Vote

28,412,693	2,171,240	63,910	3,947,946

Proposal 3 – To Approve, by Non-Binding Vote, the Compensation of Executives

The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy materials.

For	Against	Abstain	Broker Non-Vote

30,196,212	392,080	59,551	3,947,946

Proposal 4 – Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

The shareholders ratified the appointment of BDO USA LLP as the Company’s auditors for the fiscal year ending May 31, 2016.

For	Against	Abstain	Broker Non-Vote

34,529,322	28,279	38,187	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGEN CORPORATION
(Registrant)

Date: October 2, 2015	/s/ Steven J. Quinlan
Steven J. Quinlan
Vice President & CFO